PRICING SUPPLEMENT NO. 147 DATED              Filed Pursuant to
October 12, 1995 TO PROSPECTUS                Rule 424(b)(5)
DATED March 29, 1994                          File No. 33-51877


                       CMS ENERGY CORPORATION

 General Term Notes (servicemark of J.W. Korth & Company), Series A
             Due 9 Months to 25 Years from date of issue

      Except as set forth herein, the General Term Notes (servicemark of J.W. Korth & Company) offered hereby (the "Notes") have such terms as are described in the accompanying Prospectus dated March 29, 1994.

Aggregate Principal Amount:            $3,068,000.00
Original Issue Date (Settlement Date)   October 17, 1995
Stated Maturity Date:                   October 15, 2002
Issue Price to Public:                 100.00% of Principal Amount
Interest Rate:                         8.000% Per Annum
Interest Payment Dates:                 April  15 and  October  15 and
                                       semi-annually thereafter
                                       Commencing  April  15, 1996
Survivor's Option:                     [ X ] Yes  [   ] No
Optional Redemption:                   [ X ] Yes  [   ] No
Initial Redemption Date:               October 15, 1997
Redemption Price:                      Initially 101.00% of Principal
                                       Amount and 100.00% after the
                                       first anniversary of the Initial
                                       Redemption Date.

      Agent                            Principal Amount of Notes
                                       Solicited by Each Agent
EVEREN Securities, Inc.                $  500,000.00
J.W. Korth & Company                   $2,568,000.00
      Total                            $3,068,000.00
                                         Per Note
                                       Sold by Agents
                                        To Public          Total

Issue Price:                           $1,000.00       $3,068,000.00

Agent's Discount or Commission:        $    4.00       $   12,272.00

Maximum Dealer's Discount or
  Selling Concession:                  $   23.00       $   70,564.00

Proceeds to the Company:               $  973.00       $2,985,164.00

CUSIP Number:   12589QGH3